   As filed with the Securities and Exchange Commission on January 18, 2001.
                                                           Registration No. 333-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           -------------------------

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           -------------------------

                        WORLDPORT COMMUNICATIONS, INC.
              (Exact name of issuer as specified in its charter)

        DELAWARE                                         84-1127336
(State or other jurisdiction of               (I.R.S. Employer Identification
incorporation or organization)                              Number)


     975 WEILAND ROAD, SUITE 160
     BUFFALO GROVE, ILLINOIS                                60089
     (Address of principal executive offices)            (Zip Code)


                        WORLDPORT COMMUNICATIONS, INC.
                      2000 LONG-TERM STOCK INCENTIVE PLAN
                           (Full title of each plan)

                                  Copies to:

      JOHN T. HANSON                                   CHARLES I. WEISSMAN, ESQ.
  CHIEF FINANCIAL OFFICER                                SWIDLER BERLIN SHEREFF
975 WEILAND ROAD, SUITE 160                                   FRIEDMAN, LLP
  BUFFALO GROVE, ILLINOIS                                 405 LEXINGTON AVENUE
          60089                                         NEW YORK, NEW YORK 10174
     (847) 229-8200                                           (212) 891-9268
                              (Name, address and
                               telephone number,
                            including area code, of
                              agents for service)

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                          Proposed Maximum     Proposed Maximum
Title of Securities to be            Amount to be         Offering Price           Aggregate                Amount of
       Registered                  Registered (1) (2)         Per Share        Offering Price (3)      Registration Fee (3)
-------------------------          ------------------     ----------------     ------------------      --------------------
Common Stock, par value
  $0.0001 per share                21,600,000 shares          $2.9219             $63,113,040              $15,778.26


(1) Pursuant to Rule 416, an undetermined number of additional shares may be issued if the anti-dilution adjustment provisions of the plan become operative.

(2) The WorldPort Communications, Inc. 2000 Long-Term Stock Incentive Plan (the "Plan") provides for an initial maximum number of issued shares of 15,000,000, plus the ability to increase the maximum number of issued shares on January 1, 2001 and each of the next six (6) anniversaries thereof by an amount equal to one percent (1%) of the issued and outstanding shares on such January 1 date. This number represents (a) the 15,000,000 shares originally authorized under the Plan, plus (b) approximately one percent (1%) of the currently outstanding common shares or 600,000 shares, and (c) one percent (1%) of the total number of authorized common shares of the Company, or 1,000,000 shares per year for six (6) years, which constitutes an estimation of the total number of shares issuable under the Plan through January 1, 2007. To the extent that the number of shares permitted to be issued at any time under the Plan is less than 21,600,000, no shares in excess of the permitted number of shares will be issued under the Plan.

(3) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457 of the Securities Act of 1933, based on the average of the high and low sales prices of a share of Common Stock of the Registrant on the Nasdaq Bulletin Board on January 12, 2001.

                                    PART II

                            INFORMATION REQUIRED IN
                          THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference
        ---------------------------------------

          The following documents, which have been filed by WorldPort Communications, Inc., a Delaware corporation (the "Registrant"), with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as amended by Form 10-K/A (Amendment No. 1) filed with the Commission on June 22, 2000.

          (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2000, June 30, 2000 and September 30, 2000.

          (c) The Registrant's Proxy Statement for the Annual Meeting of Stockholders held on July 21, 2000.

          (d) The Registrant's Current Reports on Form 8-K, with event dates of August 24, 2000, September 15, 2000, October 2, 2000 and October 3, 2000.

          (e) The description of the Registrant's Common Stock, par value $0.0001 per share, which is contained in Registrant's Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

          In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Prospectus from the date of filing thereof. Any statement contained in the documents incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated be reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this registration statement.

Item 4.   Description of Securities.
          -------------------------

          Not applicable.

Item 5.   Interest of Named Experts and Counsel.
          -------------------------------------

          Not applicable.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

     The indemnification of officers and directors of the Registrant is governed by Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") and the Certificate of Incorporation of the Registrant, as amended (the "Certificate"). Among other things, the DGCL permits indemnification of a director, officer, employee or agent in civil, criminal, administrative or investigative actions, suits or proceedings (other than an action by or in the right of the corporation) to which such person is a party or is threatened to be made a party by reason of the fact of such relationship with the corporation or the fact that such person is or was serving in a similar capacity with another entity at the request of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. No indemnification may be made in any such suit to any person adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Under the DGCL, to the extent that a director, officer, employee or agent is successful, on the merits or otherwise, in the defense of any action, suit or proceeding or any claim, issue or matter therein (whether or not the suit is brought by or in the right of the corporation), he shall be indemnified against expenses (including attorneys'
fees) actually and reasonably incurred by him in connection therewith. In all cases in which indemnification is permitted (unless ordered by a court), it may be made by the corporation only as authorized in the specific case upon a determination that the applicable standard of conduct has been met by the party to be indemnified. The determination must be made by a majority of the directors who were not parties to the action, suit or proceeding, even though less than a quorum, or if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or by the stockholders. The statute authorizes the corporation to pay expenses (including attorneys' fees) incurred by an officer or director in advance of a final disposition of a proceeding upon receipt of an undertaking by or on behalf of the person to whom the advance will be made, to repay the advances if it shall ultimately be determined that he was not entitled to indemnification. Such expenses (including attorneys' fees) incurred by other employees and agents may be paid upon such terms and conditions, if any, as the Board may determine. The DGCL provides that indemnification and advances of expenses permitted thereunder are not to be exclusive of any rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors, or otherwise. The DGCL also authorizes the corporation to purchase and maintain liability insurance on behalf of its directors, officers, employees and agents regardless of whether the corporation would have the statutory power to indemnify such persons against the liabilities insured.

     The Certificate provides that directors, officers and others shall be indemnified to the fullest extent authorized by the DGCL, as in effect (or, to the extent indemnification is broadened, as it may be amended), against any and all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties paid or to be paid in settlement) reasonably incurred by such person in connection with such proceeding. The Certificate further provides that, to the extent permitted by law, expenses so incurred by any such person in defending any such proceeding shall, at his request, be paid by the Registrant in advance of the final disposition of such action or proceeding.

     The Certificate provides that the right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition shall not be exclusive of any other right which any person may have or acquire under any law, statute, provision of the Certificate, By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

     The Registrant maintains directors' and officers' liability and company reimbursement insurance which, among other things (i) provides for payment on behalf of its officers and directors against loss as defined in the policy stemming from acts committed by directors and officers in their capacity as such and

(ii) provides for payment on behalf of the Registrant against such loss but only when the Registrant shall be required or permitted to indemnify directors or officers for such loss pursuant to statutory or common law or pursuant to duly effective certificate of incorporation or by-law provisions.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

          Not applicable.

Item 8.   Exhibits.
          --------

          The following exhibits are filed as part of this registration statement:

          4.1  WorldPort Communications, Inc. 2000 Long-Term Stock Incentive
               Plan.

          5.1  Opinion of Swidler Berlin Shereff Friedman, LLP.

          23.1 Consent of Swidler Berlin Shereff Friedman, LLP (included in
               Exhibit 5.1).

          23.2 Consent of Arthur Andersen LLP.

          24.1 Power of Attorney (included in signature page to this registration statement).


Item 9.   Undertakings.
          ------------


               (a)  The undersigned Registrant hereby undertakes:

                    (2) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the prospectus any facts or events
                              arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) promulgated under the Securities Act of 1933 in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement;

                         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not
          --------  -------
     apply if the registration statement is on Form S-3 or S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (3) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo Grove, State of Illinois, on this 15th day of November, 2000.

                                         WORLDPORT COMMUNICATIONS, INC.


                                         By: /s/ Michael E. Heisley, Sr.
                                             -------------------------------
                                         Michael E. Heisley, Sr.
                                         Chief Executive Officer and
                                         Chairman of the Board of Directors

                               POWER OF ATTORNEY
                               -----------------

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below constitutes and appoints Michael E. Heisley, Sr. and John T. Hanson and each of them (with full power of each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and on his behalf, and in his name, place and stead, in any all capacities to execute and sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the Registrant hereby confers like authority on its behalf.

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

               Signature                                                  Title                  Date
               ---------                                                  -----                  ----
 /s/ Michael E. Heisley, Sr.                                  Chief Executive Officer and    November 15, 2000
------------------------------------------------------------  Chairman of the Board
     Michael E. Heisley, Sr.                                  (Principal Executive Officer)



 /s/ John T. Hanson                                           Chief Financial Officer        January 4, 2001
------------------------------------------------------------  (Principal Financial Officer)
     John T. Hanson


 /s/ Kathleen A. Cote                                         Director                       January 4, 2001
------------------------------------------------------------
     Kathleen A. Cote


 /s/ Stanley H. Meadows                                       Director                       November 15, 2000
------------------------------------------------------------
     Stanley H. Meadows


 /s/ Andrew G.C. Sage, II                                     Director                       January 10, 2001
------------------------------------------------------------
     Andrew G.C. Sage, II


 /s/ Emily Heisley Stoeckel                                   Director                       January 10, 2001
------------------------------------------------------------
     Emily Heisley Stoeckel

                        WORLDPORT COMMUNICATIONS, INC.


                                   FORM S-8
                            REGISTRATION STATEMENT


                                 EXHIBIT INDEX
                                 -------------


Exhibit
-------


4.1   WorldPort Communications, Inc. 2000 Long-Term Stock Incentive Plan.

5.1   Opinion of Swidler Berlin Shereff Friedman, LLP.

23.1  Consent of Swidler Berlin Shereff Friedman, LLP (in Exhibit 5.1).

23.2  Consent of Arthur Andersen LLP.

24.1 Power of Attorney (included in signature page to this registration statement).